Exhibit 21.1

List of Subsidiaries

CORPORATIONS

AMEDISYS, INC., a Delaware corporation

AMEDISYS HOME HEALTH, INC. OF ALABAMA, an Alabama corporation

AMEDISYS HOME HEALTH, INC. OF FLORIDA, a Florida corporation

AMEDISYS HOME HEALTH, INC. OF SOUTH CAROLINA, a South Carolina corporation

AMEDISYS HOME HEALTH, INC. OF VIRGINIA, a Virginia corporation

HOME HEALTH OF ALEXANDRIA, INC., a Louisiana corporation

AMEDISYS PRIVATE DUTY OF GEORGIA, INC., a Georgia corporation

AMEDISYS, INC., a Louisiana corporation

AMEDISYS SPECIALIZED MEDICAL SERVICES, INC., a Louisiana corporation

ALLIANCE HOME HEALTH, INC., an Oklahoma corporation

AMEDISYS HOME HEALTH, INC. OF TEXAS, a Texas corporation

LIMITED LIABILITY COMPANIES

AMEDISYS LOUISIANA, L.L.C., a Louisiana limited liability company

AMEDISYS LA ACQUISITIONS, L.L.C., a Louisiana limited liability company

AMEDISYS GEORGIA, L.L.C., a Georgia limited liability company

AMEDISYS NORTHWEST, L.L.C., a Georgia limited liability company

AMEDISYS NORTH CAROLINA, L.L.C., a North Carolina limited liability company

AMEDISYS OKLAHOMA, L.L.C., an Oklahoma limited liability company

AMEDISYS TENNESSEE, L.L.C., a Tennessee limited liability company

AMEDISYS QUALITY OKLAHOMA, L.L.C., an Oklahoma limited liability company

AMEDISYS EQUITY GROUP, L.L.C., a Louisiana limited liability company

AMEDISYS HEALTH MANAGEMENT, L.L.C., a Texas limited liability company

AMEDISYS ARKANSAS, LLC, an Arkansas limited liability company

AMEDISYS DIABETIC SUPPLY, L.L.C., a Louisiana limited liability company

AMEDISYS HOSPICE, L.L.C., a Louisiana limited liability company

AMEDISYS MISSISSIPPI, L.L.C., a Mississippi limited liability company

AMEDISYS SOUTH FLORIDA, L.L.C., a Florida limited liability company

AMEDISYS SC, L.L.C., a South Carolina limited liability company

LIMITED PARTNERSHIP

AMEDISYS TEXAS, LTD, a Texas limited partnership

OTHER TRADE NAMES

Louisiana:

Metro Preferred Home Care, an Amedisys Company (trade name of Amedisys LA Acquisitions, L.L.C. and Amedisys Louisiana, L.L.C.)

Amedisys Home Health of Alexandria (trade name of Home Health of Alexandria, Inc.)

Amedisys Home Health of Lafayette (trade name of Amedisys Louisiana, L.L.C.)

Amedisys Home Health of Metairie (trade name of Amedisys Louisiana, L.L.C.)

Alabama:

Amedisys Home Health of Anniston (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Bay Minette (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Birmingham (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Demopolis (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Fairhope (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Fayette (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Huntsville (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Mobile (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Montgomery (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Reform (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Selma (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Tuscaloosa (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health Lakeshore of Birmingham (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Hospice Care of Birmingham (trade name of Amedisys Hospice, L.L.C.)

Amedisys Home Health of Walker (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of New Hope (trade name of Amedisys Home Health, Inc. of Alabama)

Amedisys Home Health of Thomasville (trade name of Amedisys Home Health, Inc. of Alabama)

Arkansas:

Amedisys Home Health of Arkansas (trade name of Amedisys Arkansas, L.L.C.)

Florida:

Amedisys Home Health (trade name of Amedisys Home Health, Inc. of Florida)

Amedisys Home Health of Palm Beach (trade name of Amedisys South Florida, L.L.C.)

Amedisys Home Health of Broward County (trade name of Amedisys South Florida, L.L.C.)

Amedisys Home Health of Miami-Dade (trade name of Amedisys South Florida, L.L.C.)

Georgia:

Central Home Health Care, an Amedisys Company (trade name of Amedisys Georgia, L.L.C.)

Amedisys Northwest Home Health (trade name of Amedisys Georgia, L.L.C.)

Coosa Valley Home Health, an Amedisys Company (trade name of Amedisys Georgia, L.L.C.)

Tugaloo Home Health Agency, an Amedisys Company (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Covington (trade name of Amedisys Georgia, L.L.C.)

Amedisys Customer Service Center (trade name of Amedisys Georgia, L.L.C.)

North Georgia Home Health Agency, an Amedisys Company (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Macon (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Valdosta (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Griffin (trade name of Amedisys Northwest, L.L.C.)

Winyah Home Health Care, an Amedisys Company (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Madison (trade name of Amedisys Georgia, L.L.C.)

Amedisys Home Health of Milledgeville (trade name of Amedisys Georgia, L.L.C.)

Mississippi:

Professional Home Health, an Amedisys Company (trade name of Amedisys Mississippi, L.L.C.)

Amedisys Home Health of Vicksburg (trade name of Amedisys Mississippi, L.L.C.)

North Carolina:

Amedisys Home Health of Chapel Hill (trade name of Amedisys North Carolina, L.L.C.)

Amedisys Home Health of Winston-Salem (trade name of Amedisys North Carolina, L.L.C.)

Oklahoma:

Amedisys Home Health of Claremore (trade name of Amedisys Oklahoma, L.L.C.)

Amedisys Home Health of Gore (trade name of Amedisys Quality Oklahoma, L.L.C.)

Amedisys Home Health of Oklahoma City (trade name of Amedisys Oklahoma, L.L.C.)

Amedisys Home Health of Stilwell (trade name of Amedisys Quality Oklahoma, L.L.C.)

Amedisys Home Health of Tulsa (trade name of Amedisys Oklahoma, L.L.C.)

South Carolina:

Amedisys Home Health of Charleston (trade name of Amedisys South Carolina, L.L.C.)

Amedisys Home Health of Clinton (trade name of Amedisys Home Health, Inc. of South Carolina)

Winyah Home Health Care Midlands, Inc. (trade name of Amedisys SC, L.L.C.)

Winyah Home Health Care of the Lowcountry, LLC (trade name of Amedisys SC, L.L.C.)

Winyah Home Health Care of the Grand Strand, LLC (trade name of Amedisys SC, L.L.C.)

Winyah Home Health Care, Inc. (trade name of Amedisys SC, L.L.C.)

Tennessee:

Amedisys Home Health (trade name of Amedisys Tennessee, L.L.C.)

Amedisys Hospice Care of Memphis (trade name of Amedisys Hospice, L.L.C.)

Texas:

Amedisys Home Health of Corpus Christi (trade name of Amedisys Texas, Ltd)

Amedisys Home Health of Dallas (trade name of Amedisys Texas, Ltd)

Amedisys Home Health of Forth Worth (trade name of Amedisys Texas, Ltd)

Amedisys Home Health of North Houston (trade name of Amedisys Texas, Ltd)

Amedisys Home Health (trade name of Amedisys Texas, Ltd)

First Community Home Care, an Amedisys Company (trade name of Amedisys Texas, Ltd)

Virginia:

Amedisys Home Health of Duffield (trade name of Amedisys Home Health, Inc. of Virginia)

Amedisys Home Health of Lebanon (trade name of Amedisys Home Health, Inc. of Virginia)

Freedom Home Health, an Amedisys Company (trade name of Amedisys Home Health, Inc. of Virginia)

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